DELAWARE GROUP EQUITY FUNDS I

Registration No. 811-00249
FORM N-SAR
Semiannual Period Ended April 30, 2015

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Equity Funds I (the ?Trust?), on behalf of Delaware Mid Cap Value Fund (the ?Fund?), held on March 31, 2015 and reconvened to April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for the Fund, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Ann D. Borowiec
Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Joseph W. Chow

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Patrick P. Coyne

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

John A. Fry

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Lucinda S. Landreth

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Frances A. Sevilla-Sacasa

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Thomas K. Whitford

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

Janet L. Yeomans

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

J. Richard Zecher

Shares Voted For 411,027.635
Percentage of Outstanding Shares 37.374%
Percentage of Shares Voted 94.016%

Shares Withheld 26,160.734
Percentage of Outstanding Shares 2.379%
Percentage of Shares Voted 5.984%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Mid Cap Value Fund

Shares Voted For 438,282.877
Percentage of Outstanding Shares 39.852%
Percentage of Shares Voted 76.901%

Shares Voted Against 19,895.139
Percentage of Outstanding Shares 1.809%
Percentage of Shares Voted 3.491%

Shares Abstained 32,064.771
Percentage of Outstanding Shares 2.916%
Percentage of Shares Voted 5.626%
Broker Non-Votes 79,688.000

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Mid Cap Value Fund

Shares Voted For 449,907.882
Percentage of Outstanding Shares 40.909%
Percentage of Shares Voted 78.941%

Shares Voted Against 8,271.134
Percentage of Outstanding Shares 0.752%
Percentage of Shares Voted 1.451%

Shares Abstained 32,064.771
Percentage of Outstanding Shares 2.916%
Percentage of Shares Voted 5.626%
Broker Non-Votes 79,687.000

4. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Equity Funds I

Shares Voted For 258,042.635
Percentage of Outstanding Shares 23.463%
Percentage of Shares Voted 59.023%

Shares Voted Against 5,719.612
Percentage of Outstanding Shares 0.520%
Percentage of Shares Voted 1.308%

Shares Abstained 21,834.122
Percentage of Outstanding Shares 1.985%
Percentage of Shares Voted 4.994%
Broker Non-Votes 151,592.000

4. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Equity Funds I

Shares Voted For 253,245.412
Percentage of Outstanding Shares 23.027%
Percentage of Shares Voted 57.926%

Shares Voted Against 10,515.835
Percentage of Outstanding Shares 0.956%
Percentage of Shares Voted 2.405%

Shares Abstained 21,834.122
Percentage of Outstanding Shares 1.985%
Percentage of Shares Voted 4.994%
Broker Non-Votes 151,593.000

4. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Equity Funds I

Shares Voted For 258,042.635
Percentage of Outstanding Shares 23.463%
Percentage of Shares Voted 59.023%

Shares Voted Against 5,719.612
Percentage of Outstanding Shares 0.520%
Percentage of Shares Voted 1.308%

Shares Abstained 21,834.122
Percentage of Outstanding Shares 1.985%
Percentage of Shares Voted 4.994%
Broker Non-Votes 151,592.000

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds I (May 21, 2015), attached as Exhibit.
WS: MFG_Philadelphia: 892557: v1

WS: MFG_Philadelphia: 865303: v1